Exhibit 99.01

TO BUSINESS AND MEDICAL EDITORS:

VistaCare Reports Improved First Fiscal Quarter Results

Admissions Reach All-Time Record High Levels

Average Length of Stay Improves

     SCOTTSDALE, Ariz., Feb. 8 /PRNewswire-FirstCall/ — VistaCare, Inc. (Nasdaq: VSTA), a leading provider of hospice services in the United States, today announced improved results for the first quarter of fiscal year 2005 ended December 31, 2004.

     Net patient revenue for the first quarter of fiscal 2005 was $56.6 million, up 6 percent from $53.6 million reported for the quarter ended December 31, 2003. The Company’s net income for the quarter was $0.7 million, or $0.04 per diluted share. Net income for the three-month period ended December 31, 2003 was $4.7 million, or $0.27 per diluted share.

     VistaCare’s results for the first quarter of fiscal 2005 compare with net patient revenue of $48.7 million, a net loss of $6.2 million and a loss per share of $0.38 for the three-month period ended September 30, 2004.

     VistaCare’s patient admissions for the first quarter of fiscal 2005 set a company record at 4,314 and compared with 4,031 patient admissions for the three-month period ended December 31, 2003 and 3,949 for the quarter ended September 30, 2004. VistaCare’s average daily census (ADC) for the first quarter of fiscal 2005 was 5,318 compared with 5,195 for the three-month period ended December 31, 2003 and 5,316 for the three-month period ended September 30, 2004.

     “We are beginning to see the results of our investments in new sites, our marketing teams, and nurse liaison programs,” said Richard R. Slager, Chairman and Chief Executive Officer of VistaCare. “Admissions and revenue are up, while patient care expenses and lengths of stay are trending down. The average length of stay for the quarter was 114 days and the median length of stay was 31 days, down sequentially from 130 days and 37 days respectively reported in the quarter ended September 30, 2004. These trends are encouraging given our efforts to reduce the exposure to Medicare Cap that the longer length of stay has created. Part of the success in reducing our average length of stay can be directly tied to our new hospital relationship program, which tends to generate patient referrals that typically lead to a shorter length of stay. Our focus is to improve these favorable trends at all sites while we continue to deliver high quality care and service to our patients and their families.”

     According to Mark Liebner, Chief Financial Officer, “Execution of our regional expansion strategy continued with the opening of three new programs this quarter in Douglasville and Lawrenceville, Georgia and Clovis, New Mexico. These openings follow the opening of two new programs in the prior quarter in Newnan and Griffin, Georgia, for a total of 8 new sites being licensed during calendar 2004. We continue to absorb the ongoing development expense and losses associated with the start-up of these new programs and several in-patient units as part of our efforts to significantly reduce our Medicare Cap exposure during fiscal 2005 and beyond. While our cash flow for the quarter was negative $3.0 million, it included a payment for fiscal year 2003 Medicare Cap of $4.9 million. Excluding this payment, we had positive cash flow of $1.9 million for the quarter, ending the period with approximately $57.5 million in cash and short-term investments. The results for the first quarter of fiscal 2005 included a charge for Medicare Cap exposure of $1.5 million, and we continue to forecast an accrual for Medicare Cap for the full fiscal year, ending September 30, 2005, of between $6.0 to $8.0 million,” concluded Mr. Liebner.

     “Looking ahead,” Mr. Liebner continued, “We reiterate our expectation that patient census growth for the full fiscal year 2005 will be between 10 and 15 percent compared with the 9-month period ended September 30, 2004. Based on these growth assumptions and a 39 percent effective tax rate for fiscal 2005, our expectation remains that earnings per diluted share will grow to between $0.35 and $0.45 for the full fiscal year,” concluded Mr. Liebner.

     Conference Call

     VistaCare will host a conference call and web cast on Tuesday, February 8, 2005 at 5:00 p.m. Eastern Time to discuss VistaCare’s fiscal first quarter results and recent corporate developments. The dial in number for the conference call is 800-218-0713 for domestic participants and 303-275-2170 for international participants.

     A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion. The replay will remain available through Midnight Eastern Time on Tuesday, February 15, 2005 and can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, using pass code 11021412#. To access the live web cast of the call, go to VistaCare’s website at www.vistacare.com and click on Investor Relations. An archived web cast will also be available on VistaCare’s website.

     About VistaCare

     VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient’s home or other residence of choice.

     Forward-Looking Statements:

     Certain statements contained in this press release and the accompanying tables, including statements with respect to VistaCare’s anticipated growth in net patient revenue, organic patient census and diluted earnings per share, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “hope,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “expectations,” “forecast,” “goal” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause VistaCare’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations, challenges inherent in VistaCare’s growth strategy, the current shortage of qualified nurses and other healthcare professionals, VistaCare’s dependence on patient referral sources, and other factors detailed under the caption “Factors that May Affect Future Results” or “Risk Factors” in VistaCare’s most recent report on Form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

Company Contact:	Investor Contacts:	Media Contact:

Mark Liebner Chief Financial Officer (480) 648-8778 ir@vistacare.com	Douglas Sherk, Jennifer Beugelmans EVC Group (415) 896-6820 dsherk@evcgroup.com	Chris Toth EVC Group (415) 896-6820 ctoth@evcgroup.com

VISTACARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)
(unaudited)

	Three Months Ended
	December 31,
	2004	2003
Net patient revenue	$56,615	$53,564
Operating expenses:
Patient care expenses	$35,108	$32,273
General and administrative expenses, exclusive of stock based compensation charges reported below	$19,218	$14,374
Depreciation and amortization	$1,055	$853
Stock based compensation	103	90
Total operating expenses	$55,484	$47,590
Operating income (loss)	$1,131	$5,974
Non-operating income (expense)
Interest income	$217	$95
Interest expense	$(7)	$(10)
Other expense	$(177)	$(14)
Total non-operating income (expense)	$33	$71
Net income before income taxes	$1,164	$6,045
Income taxes expense	$456	$1,313
Net income	$708	$4,732
Accrued preferred stock dividends	—	—
Net income to common shareholder	$708	$4,732
Net income per common share
Basic net income (loss) per common share	$0.04	$0.30
Diluted net income (loss) per common share	$0.04	$0.28
Weighted average shares outstanding:
Basic	16,214	15,707
Diluted	16,814	17,083

VISTACARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share information)
(unaudited)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$14,211	$28,687
Short-term investments	43,314	33,165
Patient accounts receivable, net	17,933	17,495
Patient accounts receivable room & board, net	5,527	8,789
Prepaid expenses	4,156	3,404
Other current assets	2,499	3,014
Deferred tax assets	10,794	10,676
Total current assets	98,434	105,230
Equipment, net	5,509	5,379
Goodwill, net of amortization of $2,408 at December 31, 2004 and December 31, 2003	20,564	20,564
Other assets	6,726	6,619
Total assets	$131,233	$137,792
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$251	$1,367
Accrued expenses	38,791	45,117
Current portion of capital lease obligations	—	5
Total current liabilities	$39,042	$46,489
Deferred tax liability-noncurrent	3,731	3,776
Stockholders’ equity:
Class A Common Stock, $0.01 par value; authorized 33,000,000 shares; 16,251,902 and 16,209,282 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	162	162
Additional paid-in capital	107,203	107,084
Deferred compensation	(1,069)	(1,175)
Accumulated deficit	(17,836)	(18,544)
Total stockholders’ equity	88,460	87,527
Total liabilities and stockholders’ equity	$131,233	$137,792

VISTACARE, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	December 31,	December 31,
	2004	2003
Operating activities
Net income	$708	$4,732
Depreciation and amortization	1,055	853
Deferred compensation	103	90
Deferred tax benefit (expense)	(163)	(1,241)
Loss on disposal of assets	132	—
Changes in Operating Assets & Liabilities
Accounts receivable, net	(2,076)	(1,577)
Prepaid insurance and other current assets	(237)	(1,863)
Accounts payable & accrued expenses	(2,542)	2,228
Net cash provided by operating activities	(3,020)	3,222
Investing activities
Purchases of equipment	(717)	(733)
Short-term investments purchased	(14,254)	(47,852)
Short-term investments sold	4,105	47,796
Internally developed software expenditures	(436)	(498)
Other assets	(271)	(537)
Net cash used in investing activities	(11,573)	(1,824)
Financing activities
Net payments on long-term debt	(5)	(23)
Option exercise	122	1,581
Secondary expenses	—	—
Net cash provided by financing activities	117	1,558
Net increase (decrease) in cash	(14,476)	2,956
Cash, beginning of period	28,687	11,372
Cash, end of period	$14,211	$14,328
Cash and short-term investments, end of period	$57,525	$47,193

SOURCE VistaCare, Inc.

-0-	02/08/2005

     /CONTACT: Mark Liebner, Chief Financial Officer of VistaCare, Inc.,

     +1-480-648-8778, or ir@vistacare.com; or investors, Douglas Sherk, dsherk@evcgroup.com, or Jennifer Beugelmans, or media, Chris Toth, ctoth@evcgroup.com, all of EVC Group, +1-415-896-6820, for VistaCare, Inc./

     /Web site: http://www.vistacare.com /

     (VSTA)